Exhibit 10.1

[General Form of RSA Grant to Non-Employee Directors after July 15, 2022]

RESTRICTED STOCK AGREEMENT

UNDER THE WISDOMTREE INVESTMENTS, INC.

2022 EQUITY PLAN

RESTRICTED STOCK AGREEMENT (the “Agreement”), effective as of the Grant Date (as defined below), by and between WisdomTree Investments, Inc., a Delaware corporation (the “Company”), and the non-employee member of the Board of Directors of the Company whose name is set forth on the signature page of this Agreement (the “Holder”).

WHEREAS, the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (“Committee”) has authorized the issuance to the Holder of the aggregate number of shares of the authorized but unissued common stock of the Company, $0.01 par value per share, set forth on Schedule A attached to this Agreement (the “Shares”), pursuant and subject to the terms and conditions of the Company’s 2022 Equity Plan (the “Plan”) and conditioned upon the Holder’s acceptance thereof upon the terms and conditions set forth in this Agreement; and

WHEREAS, the Holder desires to acquire the Shares on the terms and conditions set forth in this Agreement and subject to the terms of the Plan.

IT IS AGREED:

1.        Grant of Shares.

1.1        The Company has issued to the Holder, effective as of the grant date set forth on Schedule A (the “Grant Date”), the Shares on the terms and conditions set forth herein and in the Plan. The Shares shall be subject to forfeiture in the event the Holder ceases to serve as a member of the Board for any reason prior to the first anniversary of the Grant Date. The period prior to the first anniversary of the Grant Date is hereinafter referred to as the “Restriction Period.”

1.2        The Shares shall constitute issued and outstanding shares of common stock for all corporate purposes, and the Holder shall have the right to vote such Shares and to exercise all of the rights, powers and privileges of a holder of common stock with respect to such Shares, except that (a) the Holder shall not be entitled to delivery of evidence of book-entry or a share certificate until the Shares vest in accordance with Section 1.3; and (b) the Company will retain custody of all distributions and dividends made, paid or declared with respect to the Shares during the Restriction Period (“Retained Distributions”) and such Retained Distributions shall accrue and shall not be paid to the Holder until and only to the extent the Shares vest.

1.3        If the Holder is still a member of the Board at the end of the Restriction Period, the Shares shall fully vest and no longer be subject to forfeiture by the Holder. After the date that the Shares become vested, the Company, in its discretion, shall either instruct its transfer agent to issue and deliver to the Holder evidence of book-entry or a certificate for the Shares or otherwise permit the Shares to be transferred by the Holder. In addition, after the Shares become vested, the Company shall pay the Retained Distributions with respect thereto to the Holder. Subject to the provisions of Section 1.4, if, at any time prior to the vesting of the Shares in accordance with the first sentence of this Section 1.3, the Holder ceases to be a member of the Board for any reason, then the Shares that have not then vested (and the Retained Distributions with respect thereto) shall be automatically forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Shares (or the Retained Distributions with respect thereto). In such event, the Company is authorized by the Holder to instruct the Company’s transfer agent to cancel and return the Shares (and, if applicable, the Retained Distributions with respect thereto, to the extent such Retained Distributions were in the form of shares) to the status of authorized but unissued shares of Common Stock and to return to the Company any Retained Distributions in the form of cash.

1.4        Acceleration of Vesting Upon a Change of Control. Notwithstanding the provisions of Section 1.3, in the event of a “Sale Event” (as defined in the Plan) while the Holder is a member of the Board, the vesting of the Shares shall accelerate and all Shares shall be vested simultaneously with such Sale Event.

2.        Nonassignability of Shares. The Shares shall not be assignable or transferable until they have vested.

3.        Holder Representations. The Holder hereby represents and warrants to the Company that:

(i)        he or she has received a copy of the Plan and the prospectus filed pursuant to Rule 424 under the Securities Act of 1933, as amended, as in effect as of the date of this Agreement;

(ii)        he or she has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, within the last twenty-four (24) months and all reports issued by the Company to its stockholders;

(iii)        he or she understands that he or she must bear the economic risk of the investment in the Shares;

(iv)        he or she has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit the Holder to evaluate the merits and risks of the Holder’s investment in the Company and has had the opportunity to consult with his or her own advisers with respect to the investment in the Company; and

(v)        he or she understands and agrees that if a stock certificate evidencing the Shares is issued prior to the expiration of the Restriction Period, it shall also bear the following legend:

“The shares represented by this certificate have been acquired pursuant to a Restricted Stock Agreement, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof and the terms and conditions of the WisdomTree Investments, Inc. 2022 Equity Plan.”

4.        Miscellaneous.

4.1        Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either (a) delivered personally or by private courier (e.g., Federal Express), (b) sent by registered or certified mail, return receipt requested, postage prepaid, or (c) sent by electronic communication (via e-mail or through an electronic platform approved by the Company), with confirmation of transmission thereof, and shall be deemed duly given hereunder when delivered in person or by private courier, on the third business day following deposit in the United States mail as set forth subsection (b) above, or, if sent by electronic communication, on the date sent by such transmission during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications shall be sent to the respective parties at the following addresses: (i) if to the Company, at its principal executive office, attention: Legal Department at legalnotice@wisdomtree.com; and (ii) if to the Holder, at his or her last known residence address or e-mail address as indicated in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

4.2        Plan Paramount; Conflicts with Plan. This Agreement shall, in all respects, be subject to the terms and conditions of the Plan, whether or not stated herein. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

4.3        Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion, in accordance with the terms of the Plan. The grant of the Shares in this Agreement does not create any contractual right or other right to receive any restricted stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company.

4.4        No Obligation to Continue as a Director. Neither the Plan nor this award of Shares confers upon the Holder any rights with respect to continuance as a member of the Board.

4.5        Amendments; Waiver. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by each of the parties. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity. All rights and remedies, whether conferred by this Agreement, by any other instrument or by law, shall be cumulative, and may be exercised singularly or concurrently.

4.6        Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior undertakings and agreements, oral or written, with respect to the subject matter hereof. This Agreement may not be contradicted by evidence of any prior or contemporaneous agreement. To the extent that the policies and procedures of the Company apply to the Holder and are inconsistent with the terms of this Agreement, the provisions of the Agreement shall control.

4.7        Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives.

4.8        Severability; Enforcement. If any provision of this Agreement is held invalid, illegal or unenforceable in any respect (an “Impaired Provision”), (a) such Impaired Provision shall be interpreted in such a manner as to preserve, to the maximum extent possible, the intent of the parties, (b) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and (c) such decision shall not affect the validity, legality or enforceability of such Impaired Provision under other circumstances. The parties agree to negotiate in good faith and agree upon a provision to substitute for the Impaired Provision in the circumstances in which the Impaired Provision is invalid, illegal or unenforceable.

4.9        Rights of Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.10    Headings. The Section headings used herein are for convenience only and do not define, limit or construe the content of such sections. All references in this Agreement to Section numbers refer to Sections of this Agreement, unless otherwise indicated.

4.11    Governing Law; Jurisdiction. The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to that body of law concerning choice of law or conflicts of law, except that the General Corporation Law of the State of Delaware (“GCL”) shall apply to all matters governed by the GCL, including, without limitation, matters concerning the validity of grants of restricted stock and actions of the Board or the Committee. The Company and the Holder agree that the sole and exclusive judicial venues for any dispute, difference, cause of action or legal action of any kind that any party, or any officer, director, employee, agent or permitted successor or assign of any party may bring against any other party or any subsidiary of a party, or against any officer, director, employee, agent or permitted successor or assign of any of the foregoing, related to this Agreement (a “Proceeding”), shall be (a) the United States District Court for the Southern District of New York, if such court has statutory jurisdiction over the Proceeding and (b) the Supreme Court of the State of New York in the County of New York (collectively, the “New York Courts”). Each of the parties hereby expressly (i) consents to the personal jurisdiction of each of the New York Courts with respect to any Proceeding; (ii) agrees that service of process in any Proceeding may be effected upon such party in the manner set forth in Section 4.1 (other than by electronic communication), as well as in any other manner prescribed by law; and (iii) waives any objection, whether on the grounds of venue, residence or domicile or on the ground that the Proceeding has been brought in an inconvenient forum, to any Proceeding brought in either of the New York Courts.

4.12    Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its Subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Holder (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Holder may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Holder shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

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IN WITNESS WHEREOF, the parties hereto have signed this Restricted Stock Agreement effective as of the Grant Date indicated on Schedule A below.

WISDOMTREE INVESTMENTS, INC.

By:
Jonathan L. Steinberg, Chief Executive Officer

Acceptance

The Holder hereby acknowledges: I have received a copy of this Agreement; I have had the opportunity to consult legal counsel in regard to this Agreement, and have availed myself of that opportunity to the extent I wish to do so (I understand the Company’s attorneys represent the Company and not myself, and I have not relied on any advice from the Company’s attorneys); I have read and understand this agreement; I AM FULLY AWARE OF LEGAL EFFECT OF THIS AGREEMENT; I acknowledge that there may be adverse tax consequences upon the grant or vesting of the Shares or disposition thereof and that I have been advised to consult a tax advisor prior to such grant, vesting or disposition; and I have entered into this Agreement freely and voluntarily and based on my own judgment and not on any representations and promises other than those contained in this Agreement. The Holder accepts these Shares subject to all the terms and conditions of this Agreement. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Holder (including through an online acceptance process) is acceptable.

HOLDER’S SIGNATURE

Schedule A

Name of Holder:

Grant Date:

Total Number of Shares Granted:

Vesting Date: